Exhibit 99.1

MEDIACO ACQUIRES ESTRELLA MEDIA’S
CONTENT AND DIGITAL OPERATIONS

Transaction Will Create One of the Largest Multicultural Media Platforms in the Country.

APRIL 18, 2024 – NEW YORK / LOS ANGELES – MediaCo Holding Inc. (Nasdaq: MDIA) (“MediaCo”) today announced that it has acquired all of Estrella Media’s network, content, digital, and commercial operations. Among the Estrella Media brands joining MediaCo are the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels – EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games – and the EstrellaTV app. The transaction closed on April 17, 2024.

MediaCo, which operates marquee urban radio stations HOT 97 and WBLS 107.5 in New York City, will be adding Estrella Media’s Spanish-language video, audio, and digital content operations under the same umbrella. This transaction will also allow MediaCo to reach the established audiences of Estrella Media’s market-leading Regional Mexican radio stations, including Que Buena Los Angeles, home of the Don Cheto Al Aire nationally syndicated morning radio show, La Raza in Houston and Dallas, and El Norte in Houston.

The combined footprint of MediaCo positions it as one of the strongest radio content providers for Spanish and Urban music in both terrestrial radio and audio streaming. These audiences represent almost one third of the U.S. population and 100% of the consumer growth in the marketplace.

Jacqueline Hernández, an established media executive, will lead the company as the Interim CEO.  Ms. Hernandez, who most recently served as CEO and Founder of New Majority Ready, a multicultural marketing and content strategy firm, has previously held the position of Chief Operating Officer at Telemundo, as well as Chief Marketing Officer at NBCUniversal Hispanic Enterprises, and recently served as a board member of Estrella Media.

“This combination of tested media brands and talented teams will fuel growth of content and distribution for the benefit of our multicultural audiences,” said Ms. Hernández. “We believe this combination is the first step in building a unique multicultural media company that will reach diverse U.S. audiences wherever they choose to consume content and create value for marketers working to reach these important audiences.”

“This leverages the strengths of two great companies to build something new,” said Deb McDermott, Chair of MediaCo. “We are committed to representing and serving the Hispanic marketplace, as well as continuing to represent and grow the diverse audience that MediaCo already serves. We see a need for media brands to embrace opportunities with all audiences, and Estrella Media is a key part of our growth strategy.”

“Today marks the beginning of an exciting journey for MediaCo” said Kudjo Sogadzi, current President and COO of MediaCo. “As we embark on this next chapter, we see a great opportunity to combine our strengths and capabilities to redefine how we deliver media to our diverse audiences.”

“This is a natural next step in the evolution of Estrella Media’s content operations to better serve our important U.S. Hispanic audience,” said Peter Markham, CEO of Estrella Media. “This transaction helps secure a bright and growing future for MediaCo to become the preeminent media company serving the multicultural audiences who drive ad spend ROI and brand growth.”

As part of the transaction, Estrella Media will continue to own and operate its local radio and television stations, while MediaCo provides the innovative programming and content to which their audiences have grown accustomed. MediaCo will also work to increase distribution with other broadcast partners, as well as to grow digital streaming, CTV, and AVOD assets.

Transaction Terms
The transaction was effected pursuant to an Asset Purchase Agreement with Estrella Broadcasting, Inc., the owner of Estrella Media, under which a subsidiary of MediaCo purchased substantially all of the assets of Estrella Broadcasting other than its local radio and television stations.  As part of the transaction, MediaCo received an option to acquire those stations from Estrella Broadcasting at a future date, subject to receipt of necessary regulatory approval.  As consideration in the transaction, Estrella Broadcasting is receiving a warrant to purchase up to a total of 28,206,152 newly issued shares of MediaCo Class A Common Stock, exercisable at an exercise price of $0.00001 per share; $60 million of newly issued shares of MediaCo Series B Preferred Stock that will accrue dividends at a rate of 6.0% per annum; a $30 million second lien term note with a five-year term and an interest rate of SOFR + 6.0% per annum; and approximately $30 million in cash. In connection with the exercise of the local radio and television stations option,  Estrella Broadcasting would receive an additional 7,051,538 newly issued shares of MediaCo Class A Common Stock.

WhiteHawk Capital Partners provided a $45 million first lien term loan facility to MediaCo in connection with the transaction, $35 million of which has been drawn at closing.  In connection with the transaction, three designees of Estrella Broadcasting were added to the Board of Directors of MediaCo.  The transaction was approved by the boards of directors of MediaCo and Estrella Broadcasting.

Prior to the consummation of the transaction, Standard General converted all of the outstanding shares of MediaCo Series A Preferred Stock into a total of 20,733,869 shares of newly issued shares of MediaCo Class A Common Stock in accordance with the terms of the Series A Preferred Stock.

MediaCo is filing with the Securities and Exchange Commission a Current Report on Form 8-K that will provide additional detail regarding the transaction.

Fried, Frank, Harris, Shriver & Jacobson LLP and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to MediaCo in connection with the transaction.  RBC Capital Markets, LLC served as exclusive financial advisor to Estrella Broadcasting and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Wiley Rein LLP served as Estrella Broadcasting’s legal counsel.  Sidley Austin LLP served as legal counsel to WhiteHawk Capital Partners.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended, and it is intended that all forward-looking statements concerning MediaCo and Estrella Broadcasting, the transaction and other matters, will be subject to the safe harbor protections created thereby. All statements contained in this communication other than statements of historical facts, including without limitation statements concerning MediaCo’s future performance, business strategy, future operations, and plans and objectives of management and related matters, contained in this communication or any documents referred to herein are forward-looking statements. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following  the potential impact of consummation of the transaction on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings; risks associated with the exercise of the option to acquire the broadcast assets of Estrella Broadcasting at a future date, failure to realize anticipated benefits of the combined operations; unexpected costs, charges or expenses resulting from the transaction; and potential litigation relating to the transaction. These and other important factors discussed under the caption “Risk Factors” in MediaCo’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as may be updated from time to time in other filings MediaCo makes with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this communication. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

For press inquiries: press@mediacoholding.com.